EXHIBIT 99.2

DIRECTORS AND EXECUTIVE OFFICERS OF KINGSFORD RESOURCES LIMITED

PERSONS CONTROLLING KINGSFORD RESOURCES LIMITED

DIRECTORS AND EXECUTIVE OFFICERS OF BETTER RISE INVESTMENTS LIMITED

PERSONS CONTROLLING BETTER RISE INVESTMENTS LIMITED

DIRECTORS AND EXECUTIVE OFFICERS OF HIGH RANK INVESTMENTS LIMITED

PERSONS CONTROLLING HIGH RANK INVESTMENTS LIMITED

DIRECTORS AND EXECUTIVE OFFICERS OF GREEN EASE HOLDINGS LIMITED

PERSONS CONTROLLING GREEN EASE HOLDINGS LIMITED

The name, business address, present principal employment and citizenship of each director of Kingsford Resources Limited and Better Rise Investments Limited are set forth below.

Name	Business Address	Present Principal Employment	Citizenship
Chunlin Wang	27/F, Pearl River Tower No. 15 West Zhujiang Road Guangzhou, Guangdong 510623 People’s Republic of China	Chairman of Board of Directors and Chief Executive Officer of Fanhua Inc.	China

The name, business address, present principal employment and citizenship of each director of High Rank Investments Limited and Green Ease Holdings Limited are set forth below.

Name	Business Address	Present Principal Employment	Citizenship
Peng Ge	27/F, Pearl River Tower No. 15 West Zhujiang Road Guangzhou, Guangdong 510623 People’s Republic of China	Chief Financial Officer of Fanhua Inc.	China

Kingsford Resources Limited is 100% held by Better Rise Investments Limited, a company incorporated in the British Virgin Islands. Chunlin Wang is the sole director of Kingsford Resources Limited. (See above for the information on Chunlin Wang.)

Better Rise Investments Limited is 100% held by Chunlin Wang. Chunlin Wang is the sole director of Better Rise Investments Limited. (See above for the information on Chunlin Wang.)

Green Ease Holdings Limited is 100% held by High Rank Investments Limited, a company incorporated in the British Virgin Islands. Peng Ge is the sole director of Green Ease Holdings Limited. (See above for the information on Peng Ge.)

High Rank Investments Limited is 100% held by Peng Ge. Peng Ge is the sole director of High Rank Investments Limited. (See above for the information on Peng Ge.)